UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman Transition

On May 19, 2023, Robert J. Coury, the Executive Chairman of Viatris Inc. (the “Company” or “Viatris”), agreed with the independent members of the Board of Directors (the “Board”) to transition to a new role as Chairman Emeritus and Senior Strategic Advisor from the conclusion of the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) through the end of 2025 (the same period that Mr. Coury previously committed to the Company under his Executive Employment Agreement when Viatris was created). As a result of Mr. Coury’s agreement to serve in this advisory role, the independent members of the Board and Mr. Coury agreed that Mr. Coury will not stand for re-election at the 2023 Annual Meeting and will cease to be a director and to serve as an officer and employee of the Company effective as of the conclusion of the 2023 Annual Meeting. The Board will select a new independent chair of the Board who will be announced in the coming months and whose tenure is intended to begin following the 2023 Annual Meeting.

In connection with this transition, Mr. Coury will be treated as separating from employment for Good Reason for severance benefit purposes (as defined in, and pursuant to, his Executive Employment Agreement). The Company will also honor the existing compensation rights set forth in that agreement for 2024 and 2025 through an annual consulting fee of $15 million, paid in monthly installments. The Board believes and anticipates that the value of the compensation is commensurate with the value and benefits to be received by the Company from Mr. Coury’s advisory services.

Mr. Coury previously served in various roles for Mylan, including as Chief Executive Officer and Executive Chairman, since 2002. Mr. Coury grew Mylan from the third-largest generics pharmaceutical company in the United States to one of the largest, strongest and most well-diversified and respected pharmaceutical companies in the world, laying the strong foundation for the Company as it stands today. Mr. Coury, in the final stages of the build-out phase of Mylan’s strategic plan, also played an instrumental and pivotal role in identifying and consummating the combination of Mylan with Pfizer Inc.’s Upjohn business to form Viatris on November 16, 2020. Mr. Coury has led the Company’s strategy on highly complex matters and other strategic initiatives including significant mergers and acquisitions, among other matters.

Mr. Coury’s transition as described herein is in no way the result of any disagreement between Mr. Coury and the Company on any matter relating to the Company’s operations, policies, or practices. The Board, Mr. Coury and Mr. Smith, the Company’s recently-appointed Chief Executive Officer, are committed to continuing to collaborate on the execution of the Company’s strategic plans.

Director Appointment

On May 19, 2023, the Board appointed Leo Groothuis as an independent (as defined in the applicable NASDAQ listing rules) member of the Board, effective immediately. Mr. Groothuis is a Class I director, with a term of office expiring at the 2023 Annual Meeting. The Board anticipates naming Mr. Groothuis to serve on one or more committees of the Board, but at the time of this Current Report on Form 8-K, has not determined the committee(s) to which Mr. Groothuis will be named. The Company will file an amendment to this Current Report on Form 8-K naming those committees once they are determined. The Company has entered into an indemnification agreement with Mr. Groothuis, the form of which appears as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

There are no arrangements or understandings between Mr. Groothuis and any other persons pursuant to which he was selected as a director and Mr. Groothuis has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 22, 2023, the Company issued press releases announcing the Executive Chairman transition and the appointment of Mr. Groothuis. A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements regarding the Executive Chairman transition and director appointment; that as a result of Mr. Coury’s agreement to serve in his advisory role, the independent members of the Board and Mr. Coury agreed that Mr. Coury will not stand for re-election at the 2023 Annual Meeting and will cease to be a director and to serve as an officer and employee of the Company effective as of the conclusion of the 2023 Annual Meeting; that the Board will select a new independent chair of the Board who will be announced in the coming months and whose tenure is intended to begin following the 2023 Annual Meeting; that in connection with this transition, Mr. Coury will be treated as separating from employment for Good Reason for severance benefit purposes (as defined in, and pursuant to, his Executive Employment Agreement); that the Company will also honor the existing compensation rights set forth in that agreement for 2024 and 2025 through an annual consulting fee of $15 million, paid in monthly installments; that the Board believes and anticipates that the value of the compensation is commensurate with the value and benefits to be received by the Company from Mr. Coury’s advisory services; that the Board, Mr. Coury and Mr. Smith, the Company’s recently-appointed Chief Executive Officer, are committed to continuing to collaborate on the execution of the Company’s strategic plans; the Board anticipates naming Mr. Groothuis to serve on one or more committees of the Board, but at the time of this Current Report on Form 8-K, has not determined the committee(s) to which Mr. Groothuis will be named; and that the Company will file an amendment to this Current Report on Form 8-K naming those committees once they are determined. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program, within the expected timeframe or at all; impairment charges or other losses related to the divestiture or sale of businesses or assets; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of recent and potential tax reform in the U.S.); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following an acquisition or divestiture; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, inflation rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and our other filings with the U.S. Securities and Exchange Commission (“SEC”). You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this filing or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this filing other than as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Executive Chairman Transition Press Release, dated May 22, 2023.

99.2	Director Appointment Press Release, dated May 22, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

Date: May 22, 2023	By:	/s/ Sanjeev Narula
Sanjeev Narula
Chief Financial Officer